Maine & Maritimes CEO Discusses Company's Financial Outlook

PRESQUE ISLE, ME -- 10/10/2005 -- Responding to an article in today's Wall Street Journal, The President and CEO of Maine & Maritimes Corporation (AMEX: MAM) outlined how MAM's electric utility differs from many across the country. "While the financial performance of many electric utilities may be impacted by rising fuel costs and increasing interest rates, our situation is quite different. As a result of deregulation and generation divestiture, our regulated electric utility, Maine Public Service Company ("MPS"), is not exposed to the increasing volatility of the energy market. As a distribution and wires company, MPS does not own generation or purchase generation output. Our utility's business model involves only the transportation of electric energy across our wires network, charging regulated tariffs for such transportation," stated MAM's President and CEO, J. Nick Bayne. "Further, in late 2003, we saw interest rates move to an almost forty-year low, when we implemented a long-term interest rate stabilization program designed to protect consumers and investors from exposure to MPS's variable debt portfolio. The interest rate management plan consists of interest rate swaps for the majority of MPS's long-term debt instruments with maturities extending until the year 2025."

While today's utilities have average yields of approximately 3.4% as compared to the Treasury note's yield of 4.3%, MAM's yield has consistently been above those of the Treasury notes. Its current yield is over 5% and provides investors with the benefits of lower taxes on dividends as compared to Treasury notes. As part of MAM's implementation of its growth strategy, in late 2004 it adopted a dividend policy that provides for MAM's dividend payouts to be between 55% and 80% of Maine Public Service's net income with special dividends from unregulated operations as determined by MAM's Board of Directors.

In mid-2003 MPS created its holding company, Maine & Maritimes Corporation, to facilitate its growth strategy post deregulation and generation divestiture. Its growth and diversification efforts began in earnest during mid-2004 with the acquisition of two engineering firms, one within Atlantic Canada and the other serving the Boston, Massachusetts market. Since that time MAM has made significant progress in diversifying and growing its necessary platforms for growth. "Evidenced by our recently announced intent to acquire Steven Winter Associates, Inc., we are increasingly convinced that our building sciences, sustainability, and energy efficiency diversification strategies are clearly aligned with the major macro-economic trends that are the cornerstones of North America's economy. While we continue to build on our growth platform, we are quite pleased with our overall progress. We believe we are on-track to see these investments contribute to our overall financial performance within a reasonable timeframe," stated Bayne.

According to Bayne, "We understand that our financial performance is vital. And while we are focused on performance measures, such as net income and return on capital employed, we're equally focused on creating long-term shareholder value. We've taken a broader view of performance and we understand that in and of themselves, quarterly results alone are inadequate metrics to determine the health and trajectory of a firm. For example, our regulated utility's net income is typically lower during the second and third quarters due to the rate design approved by the Maine Public Utilities Commission that provides higher price signals during the first and fourth quarters to encourage energy conservation. Obviously, we have an interest in our quarterly financial performance, but we also have a keen focus on building the platform for improved long-term performance post deregulation and generation divestiture. Like a college football coach, we understand our shareholders' expectations for us to win games from week-to-week, but we also understand their desire for us to build depth and strength for future seasons, developing new strategies and tactics that can deliver results for the long term. We believe our growth strategy is on-track to deliver such requisite long-term financial performance."

During the process of deregulation, MPS opted to extend the term of its recovery of its stranded costs, while continuing to pay costs associated with a former purchased power agreement from a non-utility bio-mass generator. As a result, in late 2006 the purchased power agreement that resulted from regulatory mandates to enter into the agreement will expire. However, MPS will continue to collect stranded costs recovery deferred until later years. As a result, MPS projects that it will receive approximately $36 million gross in stranded cost freed-up cash flows from 2007 through 2012. These stranded cost freed-up cash flows will not directly impact MPS's and MAM's net income, but provide capital to maintain a prudent capital structure and grow the firm.

"When viewing our economic outlook, it is important to understand the economic impact of our deferred stranded cost recovery. These monies provide a significant opportunity to enhance our growth strategy, while implementing a very conservative capital structure. When viewing our overall performance, we believe our regulated utility's operations serve as the basis for a more productive share value, while our unregulated operations represent the equivalency of a free growth option," noted Bayne. "As energy prices increase and interest rates rise, we believe it will increase the importance of energy efficiency and enhanced capital planning, which are both key aspects of our overall growth strategy."

Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility; The Maricor Group, and its subsidiaries, The Maricor Group, Canada Ltd, and The Maricor Group, New England, Inc., which are both building sciences firms providing consulting engineering, energy efficiency, asset development and facility lifecycle asset management services; Maricor Properties Ltd, its subsidiary Mecel Properties, Ltd and its joint venture subsidiary Maricor Ashford Ltd, which are Canadian real estate development and investment companies; and Maricor Technologies, Inc. a sustainable asset lifecycle and capital planning information technology based subsidiary. MAM's headquarters are in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston, Massachusetts, and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com

Cautionary Statement Regarding Forward-Looking Information

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, MAM's ability to raise necessary financing, and MAM's ability to execute its business plans in a timely and efficient manner. The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine & Maritimes Corporation's Form 10-K for the year ended December 31, 2004, and subsequent securities filings.

For More Information Contact:

Mike Randall
VP, Marketing, Communications and Government Relations
Tel: 506-961-2412
Email: mrandall@maineandmaritimes.com

Annette N. Arribas
VP, Investor Relations and Treasury
Tel:  207-760-2402
Email:  aarribas@maineandmaritimes.com